SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
________________________________

Date of Report (Date of earliest event reported) November 14, 2004

REGAL-BELOIT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	200 State Street, Beloit, Wisconsin	53511
	(Address of principal executive offices)	(Zip Code)

(608) 364-8800
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 14, 2004, REGAL-BELOIT Corporation (“the Company”) entered into a definitive purchase agreement (“the Agreement”) with General Electric Company (the “Seller”) to acquire the Seller’s Heating, Ventilation and Air Conditioning (“HVAC”)/Refrigeration Motor and Capacitor operations (the “Pending Acquisition”). The Pending Acquisition is expected to close by the end of December 2004, subject to the satisfaction of customary conditions and the receipt of required regulatory approvals.

Under the terms of the Agreement, the Company will acquire selected assets and assume certain liabilities of the Pending Acquisition. As consideration for the Pending Acquisition, the Company will pay approximately $270 million in cash and issue 4.559 million shares of its common stock for the $109 million balance of the approximate $379 million purchase price. The purchase price is subject to a post-closing adjustment based on the net working capital at closing as set forth in the Agreement. The cash portion of the purchase price is to be funded through loans from the Company’s bank credit facility, which will be amended prior to closing to provide the required credit capacity.

On August 30, 2004, the Company acquired the Seller’s Commercial AC Motor (“CAC”) business for approximately $72.5 million in cash. The Company and Seller have existing transitional service and supply agreements in effect for various periods of time which relate to the CAC acquisition.

This Current Report on Form 8-K includes certain “forward-looking statements” intended to qualify for the safeharbors from liability established by the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical fact (including the statements relating to the completion of the acquisition of the HVAC/Refrigeration Motors and Capacitors operations) are considered forward-looking statements. These statements are based on management’s current expectations and are subject to certain risks and uncertainties which could cause actual results or outcomes to differ materially from those currently anticipated. Factors that could affect actual results or outcomes include: unanticipated issues related to the closing of Pending Acquisition, including issues associated with securing the necessary financing and obtaining regulatory approvals. Shareholders, potential investors and others are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are made only as of the date of this report, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Item 3.03. Material Modification to Rights of Security Holders

In connection with the execution of the Purchase Agreement, the Company and EquiServ Trust Company, N.A., (“EquiServ”) entered into a Second Amendment to Rights Agreement, effective as of November 12, 2004 (the “Amendment”), amending the Rights Agreement between the Company and EquiServ (as successor Rights Agent to BankBoston, N.A.), dated as of January 20, 2000, as amended by the First Amendment to Rights Agreement, dated as of June 11, 2002 (as so amended, the “Rights Agreement”). The Amendment provides that GE and its subsidiaries shall not be deemed an “Acquiring Person” under, and thus will not trigger the rights set forth in, the Rights Agreement unless GE and its subsidiaries become the beneficial owner of 20% (rather than 15% for all other beneficial owners) or more of the Company’s outstanding common stock; provided, however, that from and after the first time GE and its subsidiaries cease to be the beneficial owner of 15% or more of the outstanding common stock, GE and its subsidiaries may be deemed an “Acquiring Person” under, and thus will trigger the rights set forth in, the Rights Agreement if GE and its subsidiaries become the beneficial owner of 15% or more of the outstanding common stock.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

a) Not applicable.

b) Not applicable.

c) Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL-BELOIT CORPORATION

By: /s/ David A. Barta

David A. Barta

Vice President, Chief Financial Officer

Dated: November 18, 2004

REGAL-BELOIT CORPORATION

Exhibit Index to Current Report on Form 8-K

Dated November 18, 2004

Exhibit Number	Description
4.1

Second Amendment to Rights Agreement, dated as of November 12, 2004, between the Company and EquiServe Trust Company, N.A. [Incorporated by reference to Exhibit 4.3 to REGAL-BELOIT Corporation’s Report on Form 8-A/A filed on November 18, 2004.]